UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2011

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2011, Implant Sciences Corporation (the “Company”) and DMRJ Group LLC (“DMRJ”), entered into an Omnibus Fifth Amendment to Credit Agreement and Seventh Amendment to Note and Warrant Purchase Agreement (“Amendment”), pursuant to which:

•
the maturity of all of the Company’s indebtedness to DMRJ, including indebtedness under (i) an amended and restated senior secured convertible promissory note dated March 12, 2009 (the “March 2009 Convertible Note”), (ii) a senior secured convertible promissory note dated July 1, 2009 (the “July 2009 Note”) and (iii) an amended and restated revolving promissory note dated March 30, 2011 (the “Revolving Credit Note” and, together with the March 2009 Convertible Note and the July 2009 Note, the “Notes”), was extended from April 7, 2011 to September 30, 2011;

•
DMRJ waived the Company’s compliance with certain financial covenants in the Notes and all related credit agreements (collectively, the “Credit Documents”), through the new maturity date of September 30, 2011;

•
the Company agreed that all prepayments of the Notes would be applied by DMRJ in the following order: (i) first, to the payment of any cost or expense reimbursements, indemnities or other liabilities then due to DMRJ; (ii) second, to the payment of any fees then due to DMRJ; (iii) third, to the payment of any interest then due to DMRJ; (iv) fourth, to the payment of the outstanding principal balance of the Revolving Credit Note; (v) fifth, to the payment of the outstanding principal balance of the July 2009 Note; (vi) sixth, to the payment of the outstanding principal balance of the March 2009 Convertible Note; and (vii) seventh, to the payment of all other obligations owed by the Company to DMRJ;

•	DMRJ removed the “full ratchet” antidilution protection from the March 2009 Convertible Note, and established a fixed conversion price of $.08 per share for such note;

•
DMRJ removed the “full ratchet” antidilution protection from the Amended and Restated Warrant to purchase 1,000,000 shares of Common Stock, originally issued to DMRJ on December 10, 2008, and established a fixed exercise price of $.08 per share for such warrant;

•
DMRJ agreed to exchange each share of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) held by it into 0.1 of a share of a new series of Series G Convertible Preferred Stock to be established by the Company (the “Series G Preferred Stock”), the terms of which would be essentially identical to the terms of the Series F Preferred Stock except that the Series G Preferred Stock would not contain “full ratchet” antidilution protection;

•
The amount of notice the Company is required to provide to DMRJ prior to any prepayment of the March 2009 Convertible Note was extended from three business days to ten days; and, upon receipt of any such prepayment notice, DMRJ will have the right, upon five business days’ prior written notice, to cause the Company to exchange all or a portion of the March 2009 Convertible Note for additional shares of Series G Preferred Stock at the rate of 0.01 of a share of Series G Preferred Stock for each share of Common Stock into which the March 2009 Convertible Note being exchanged could have been converted into on such date in accordance with its terms;

•
The Company agreed not to issue or sell any of its equity securities, or any rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable for such securities (“New Securities”) at a purchase price or exercise price, as the case may be, equal to or less than $0.15 per share without DMRJ’s prior written consent; and

•
The Company agreed that (with certain exceptions applicable to stock options issued and exercised under its existing equity incentive plans), it would not sell any New Securities to any third party without first providing DRMJ with a 20-day period during which DMRJ may elect to purchase or otherwise acquire, at the price and on the terms specified in the Company’s notice, all or a portion of such New Securities.

The Company’s subsidiaries, Accurel Systems International Corporation, C Acquisition Corp. and IMX Acquisition Corp., each of which has guaranteed the Company’s obligations under the Notes, joined in the execution of the Amendment and reconfirmed their respective obligations as guarantors under the Credit Documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02	Unregistered Sale of Equity Securities

In connection with the transactions described in Item 1.01, the Company agreed to issue 164,667 shares of  Series G Preferred Stock to DMRJ in exchange for 1,646,663 shares of Series F Preferred Stock. Such exchange will be completed within three business days after the effectiveness of the Articles of Amendment establishing such shares of Series G Preferred Stock. The issuance of the shares of Series G Preferred Stock is exempt from registration under the Securities Act of 1933, as amended, by virtue of Sections 3(a)(9) and/or 4(2) of such Act.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On April 11, 2011, the Company filed Articles of Amendment to its Restated Articles of Organization with the Secretary of the Commonwealth of Massachusetts to establish a new series of preferred stock, the Series G Preferred Stock.

Each share of Series G Preferred Stock is initially convertible at the option of the holder into 100 shares of Common Stock, with such ratio subject to adjustment from time to time upon stock splits, combinations, reverse stock splits and similar transactions affecting the Company’s Common Stock.

The Series G Preferred Stock will be entitled to participate on an “as converted” basis in all dividends or distributions declared or paid on the Company’s Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series G Preferred Stock will be entitled to be paid an amount equal to $8.00 per share of Series G Preferred Stock, plus any declared but unpaid dividends, prior to the payment of any amounts to the holders of the Company’s Common Stock by reason of their ownership of such stock.

The holders of the Series G Preferred Stock have no voting rights except as required by applicable law. However, without the consent of the holders of a majority of the Series G Preferred Stock, the Company may not (i) amend, alter or repeal any provision of its Articles of Organization or By-laws in a manner that adversely affects the powers, preferences or rights of the Series G Preferred Stock; (ii) authorize or issue any equity securities (or any equity or debt securities convertible into equity securities) ranking prior and superior to the Series G Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up; or (iii) consummate any capital reorganization or reclassification of any of its equity securities (or debt securities convertible into equity securities) into equity securities ranking prior and superior to the Series G Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up.

Item 7.01.	Regulation FD Disclosure

On April 11, 2011, the Company issued a press release announcing the events described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                         Description

3.1	Articles of Amendment to the Implant Sciences Corporation’s Restated Articles of Organization, as filed with the Secretary of the Commonwealth of Massachusetts on April 11, 2011

10.1	Omnibus Fifth Amendment to Credit Agreement and Seventh Amendment to Note and Warrant Purchase Agreement, dated as of April 7, 2011 between Implant Sciences Corporation and DMRJ Group LLC

99.1	Press Release of Implant Sciences Corporation dated April 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes
Roger P. Deschenes
Vice President, Finance and Chief Financial Officer

Date:  April 12, 2011

EXHIBIT INDEX

Exhibit No.                         Description

3.1	Articles of Amendment to the Implant Sciences Corporation’s Restated Articles of Organization, as filed with the Secretary of the Commonwealth of Massachusetts on April 11, 2011

10.1	Omnibus Fifth Amendment to Credit Agreement and Seventh Amendment to Note and Warrant Purchase Agreement, dated as of April 7, 2011 between Implant Sciences Corporation and DMRJ Group LLC

99.1	Press Release of Implant Sciences Corporation dated April 11, 2011